                                 EXHIBIT 12
                    HILTON HOTELS CORPORATION AND SUBSIDIARIES
                COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                           1991    1992    1993    1994    1995
                                           ----    ----    ----    ----    ----
Pre-tax income including
  50% owned companies                    $121.3  $156.8  $156.2  $183.6   $261.5
  Add: Interest expense from
         Wholly owned                      58.1    66.9    80.4    85.7     93.5
         50% owned                         10.8     7.3     9.5     9.5     20.8
       Distributions from less
         than 50% owned                     5.2     4.8     6.4    12.1     13.5
                                          -----   -----   -----   -----    -----
       SUB-TOTAL (A)                      195.4   235.8   252.5   290.9    389.3

  Add: Rent expense
        (interest factor)
        Wholly owned                        1.7     1.8     2.1     2.2      2.6
        50% owned                           0.6     0.9     0.8     0.8      0.9
                                          -----   -----   -----   -----    -----
        TOTAL (B)                         197.7   238.5   255.4   293.9    392.8
                                          =====   =====   =====   =====    =====

Interest expense
        Wholly owned                       58.1    66.9    80.4    85.7     93.5
        50% owned                          10.8     7.3     9.5     9.5     20.8
        Capitalized interest                5.2     4.9     2.1     8.4      3.3
                                          -----   -----   -----   -----    -----
        SUB-TOTAL (C)                      74.1    79.1    92.0   103.6    117.6

  Add: Rent expense
        (interest factor)
        Wholly owned                        1.7    1.8      2.1     2.2      2.6
        50% owned                           0.6    0.9      0.8     0.8      0.9
                                          -----  -----    -----  ------   ------
        TOTAL (D)                         $76.4  $81.8    $94.9  $106.6   $121.1
                                          =====  =====    =====  ======   ======

  RATIOS
       Interest (A/C)                       2.6    3.0      2.7     2.8      3.3
       Fixed charges (B/D)                  2.6    2.9      2.7     2.8      3.2


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